                                SELLING AGREEMENT


          This SELLING AGREEMENT is made as of this ___ day of ___________, 1997 , between INFONOW CORPORATION, a Delaware corporation ("Company"), with principal offices at 1875 Lawrence Street, Suite 1100, Denver, CO 80202, and those persons whose names appear on the signature pages hereof ("Selling Stockholders").

                                    RECITALS:

          WHEREAS, the Company has issued to Selling Stockholders shares of the Company's Common Stock and/or warrants to purchase shares of the Company's Common Stock (said shares and shares issuable upon exercise of said warrants being hereinafter referred to as the "Shares");

          WHEREAS, The Company filed Registration Statement No. 333-23713 on Form S-1 ("Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), registering the Shares for sale;

          WHEREAS, this Agreement is entered into between the Company and the Selling Stockholders to facilitate a legal and orderly distribution of the Shares pursuant to the Registration Statement.

          NOW, THEREFORE, in consideration of the promises made herein and for other good and valuable consideration, the parties agree as follows:

          1.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               (a) The Company shall use its best efforts to keep the Registration Statement effective so as to permit the public sale of the Shares for a period of one (1) year after the effective date of the Registration Statement.

               (b) The Company will provide the Selling Stockholders with sufficient copies of the Registration Statement (and prospectus contained therein) as shall be required to satisfy prospectus delivery requirements under federal and state securities laws.

               (c) The Company will pay all expenses of the public offering of the Shares except for fees of attorneys, accountants and other advisors retained by the Selling Stockholders and brokerage and other selling commissions associated with the distribution of the Shares.

          (d)
                    (i) In the case of the happening, at any time after the commencement of the offering of the Shares, and prior to its termination, of any event which materially affects the Company or the Shares which should be set forth in an amendment of or supplement to the Registration Statement in order to make the statements therein not misleading, the Company agrees, upon receiving knowledge of such event, to notify the Selling Stockholders as promptly as possible of the happening of such an event.

                    (ii) In such event, the Company agrees to prepare and furnish to the Selling Stockholders copies of an amended Registration Statement or a supplement to the Registration Statement (including the prospectus contained therein) in such quantities as the Selling Stockholders may reasonably request, in order that the Registration Statement as so amended or supplemented will not contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. The Selling Stockholders agree temporarily to terminate the offering of the Shares during the period between the notification by the Company to the Selling Stockholders of the need for such amendment or supplement to the Registration Statement and the time such amendment or supplement has been completed. The duration of this time period shall be at the sole discretion of the Company.

          (e) The Company agrees to obtain the necessary state securities and blue sky registrations or clearances in only those states in which it elects to do so.

          (f) No order preventing or suspending the use of any preliminary prospectus contained in the Registration Statement has been issued by the Commission, and such preliminary prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to the Selling Stockholders expressly for use therein.

          (g) The Company meets the requirements for the use of Form S-1 under the Act and the rules and regulations of the Commission.

          (h) The Registration Statement and the final prospectus contained therein and any further amendments or supplements thereto (including any document incorporated by reference therein filed after the effective date of the Registration Statement) will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder; all documents incorporated by reference into the Registration Statement will conform in all material respects to the requirements of the Commission thereunder; and no part of the Registration Statement, the prospectus or any such amendment or supplement (including documents incorporated by reference therein) will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in the Registration Statement or prospectus made in reliance upon and in conformity with substantive information furnished in writing to the Company by and with respect to the Selling Stockholders expressly for use therein.

     2.  COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.

          (a) In the case of the happening, at any time after the commencement of the offering of the Shares, and prior to its termination, of any event which materially affects the plan of distribution of the Shares, which event should be set forth in an amendment of or supplement to the Registration Statement in order to make the statements therein not misleading, the Selling Stockholders, upon receiving knowledge of such event, agrees to notify the Company, as promptly as possible, of the happening of such an event, whereupon the provisions of Section l(d) (ii) above shall then apply.

          (b) Each Selling Stockholder agrees to deliver copies of the final prospectus contained in the Registration Statement, as it may be amended and supplemented from time to time, to purchasers of the Shares as required by applicable federal and state securities laws. Each Selling Stockholder agrees that it will offer and sell the Shares in only those states as to which counsel for the Company has advised each Selling Stockholder in writing that the necessary state securities or blue sky clearances have been obtained. The Selling Stockholders will notify the Company in writing at the time the distribution of the Shares has been completed.

          (c) Statements contained in the Registration Statement, the prospectus or any amendments or supplements thereto (including any document incorporated by reference therein) made in reliance upon and in conformity with substantive information furnished in writing to the Company by and with respect to the Selling Stockholders expressly for use therein do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements therein not misleading.

          (d) If during the effectiveness of the Registration Statement, the Company notifies the Selling Stockholders of the occurrence of any intervening event that, in the opinion of the Company's legal counsel, causes the prospectus included in the Registration Statement not to comply with the Act, each Selling Stockholder, promptly after receipt of the Company's notice, shall cease making any offers, sales, or other dispositions of the Shares included in the Registration Statement until the Selling Stockholders receive from the Company copies of a new, amended, or supplemented prospectus complying with the Act.

     3. SUSPENSION OF OFFERING. It is understood that the Company and the Selling Stockholders will advise each other immediately, in writing, of the receipt of any threat or the initiation of any steps or procedures by any federal or state instrumentality or any individual which would impair or prevent the offer of the Shares or the issuance of any suspension orders or other prohibitions preventing or impairing the proposed offering. In the case of the happening of any such event, neither the Company nor the Selling Stockholders will acquiesce in such steps, procedures or suspension orders, and the Company agrees actively to defend against any such actions or orders unless all parties agree in writing to the acquiescence in such actions or orders.

     4.  INDEMNIFICATION.

          (a) COMPANY'S INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless each Selling Stockholder, its officers and directors, and each other person, if any, who controls the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Selling Stockholders or any such person controlling the Selling Stockholders may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Selling Stockholders or such person controlling the Selling Stockholders for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders.

          (b) SELLING STOCKHOLDER'S INDEMNIFICATION. Each Selling Stockholder hereby agrees to indemnify and hold harmless the Company, its officers and directors, and each other person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or such other person controlling the Company may become subject under the Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from the Registration Statement, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders and will reimburse the Company or such person controlling the Company for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding.

     5.  MISCELLANEOUS:

          (a) This Agreement is made pursuant to and governed by the laws of the State of Colorado.

          (b) Any notices by the Company to Selling Stockholders shall be deemed delivered if in writing and delivered personally, or sent by certified mail, to the Selling Stockholders addressed to them at their addresses as set forth in the Company's books and records. Any notice by Selling Stockholders to the Company shall be deemed delivered if in writing and delivered personally, or sent by certified mail, addressed to the Company at its address as set forth at the beginning hereof.

     IN WITNESS WHEREOF, the parties have executed this Selling Agreement as of the date first above written.

COMPANY:                              INFONOW CORPORATION


                                      By:
                                          -----------------------------------
                                           Michael W. Johnson, President

SELLING STOCKHOLDERS:                      Gilman Securities Corporation

                                           By:
-------------------------------                ---------------------------
Michael Yates

                                           OPUS Capital, Inc.
-------------------------------
Donald Cohen                               By:
                                               ---------------------------


Rand Family Trust                          -------------------------------
                                           Mark Bronder
By:
    ---------------------------
    Trustee                                SoftAnswer, Inc.

                                           By:
Yardena Rand Trust                             ---------------------------

By:
    ---------------------------            AppleOne
    Trustee

                                           By:
-------------------------------                ---------------------------
Natalie Moody

                                           -------------------------------
-------------------------------            Michael Theis
Thomas Payne

                                           -------------------------------
                                           Samuel Brennan


                                           -------------------------------
                                           Kevin Andrew

-------------------------------            -------------------------------
H. Brad Browning                           Larry Baratz

                                           Copeland Consulting Group, Inc.
-------------------------------
Paul Barker                                By:
                                               ---------------------------

OPUS Capital Fund LLC
                                           -------------------------------
By:                                        Paul Stapleton
    ---------------------------

                                           -------------------------------
Environmental Systems Research,            Dennis DeCoste
Inc.

By:                                        Cruttenden Roth Incorporated
    ---------------------------
                                           By:
                                               ---------------------------
-------------------------------
David Honan
                                           -------------------------------
                                           Nahum Rand
Robertson Stephens Global Low
Price Stock Fund
                                           -------------------------------
By:                                        Daryl Yurek
    ---------------------------

                                           -------------------------------
Robertson Stephens Diversified             Dieter Heidrich
Growth Fund

By:                                        -------------------------------
    ---------------------------            Michael W. Johnson


Robertson Stephens Orphan Fund             -------------------------------
                                           Gene R. Copeland
By:
    ---------------------------


Robertson Stephens Orphan
Offshore Fund

By:
    ---------------------------
                                       -7-